Exhibit 99.1

LASALLE HOTEL PROPERTIES ACQUIRES THE HILTON SAN DIEGO RESORT

357-Room, Full-Service Resort Located on Mission Bay in San Diego

BETHESDA, MD, December 15, 2005 — LaSalle Hotel Properties (NYSE: LHO) today announced it has acquired the leasehold interest in the Hilton San Diego Resort in San Diego, California for $90.3 million. The Hilton San Diego Resort is an upscale, full-service resort with 357 guestrooms and suites. The resort is located on the waterfront of Mission Bay Park, the largest aquatic preserve in the United States. The hotel is now managed by an independent hotel operator under a Hilton franchise agreement.

The AAA Four Diamond resort is across the bay from Sea World and offers a variety of recreational amenities including: 4,000 square foot outdoor pool area, five tennis courts, spa and fitness center, putting green and bicycle and watercraft rentals. The Mediterranean style hotel offers 16,000 square feet of interior meeting and function space and 9,600 square feet of outdoor meeting space. The Bayside Terrace Grill, a full-service restaurant, is located directly on the waterfront. The restaurant serves California style cuisine for breakfast, lunch and dinner. There is also a poolside bar, The Banana Cabana, serving drinks, meals and snacks. The hotel is also in close proximity to the San Diego Convention Center, the San Diego Zoo and the San Diego International Airport.

“This marks our second resort on Mission Bay and our third hotel in the San Diego market,” remarked Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “We believe San Diego will continue to be one of the most popular tourist and convention destinations in the country with its great weather, facilities and wide array of attractions.”

During the fourth quarter of 2006, the property will begin a $10.5 million renovation program. The program includes guestrooms, corridors, meeting space, certain public areas and routine maintenance items.

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning interests in 25 upscale and luxury full-service hotels, totaling approximately 8,100 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier internationally recognized hotel operating companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the strength of the San Diego market and renovation plans. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company’s Annual Report on Form 10-K. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

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www.lasallehotels.com